Exhibit 16 (21) Subsidiaries of the Registrant

ING LIFE INSURANCE AND ANNUITY COMPANY

SUBSIDIARY Directed Services LLC ING Financial Advisers, LLC	STATE OF INCORPORATION Delaware Delaware